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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated January 13, 2000 (except with respect to the matters discussed in Note 14, as to which the date is March 20, 2000) in Etinuum, Inc.'s Form S-1 (Registration Statement File No. 333-94755) and all references to our Firm included in this registration statement.

Arthur Andersen LLP



Denver, Colorado
March 28, 2000